UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 20, 2017

Farmers and Merchants Bancshares, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-55756	81-3605835
(State or other jurisdiction of	(Commission file number)	(IRS Employer
incorporation or organization)		Identification No.)

4510 Lower Beckleysville Road, Suite H, Hampstead, MD	21074
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 374-1510

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On June 20, 2017, Farmers and Merchants Bancshares, Inc. (the “Company”) published a news release in which it announced that its board of directors has declared a cash dividend of $.37 per share of common stock, which will be payable on July 31, 2017 to stockholders of record as of July 17, 2017, and that it had recently adopted a dividend reinvestment plan (the “DRIP”). A copy of the press release is filed as Exhibit 99.1 to this report and incorporated herein by reference.

Investors may obtain a written copy of the prospectus relating to the DRIP by contacting James R. Bosley, Jr., President and Chief Executive Officer, Farmers and Merchants Bancshares, Inc., 4510 Lower Beckleysville Road, Suite H, Hampstead, Maryland 21074, (410) 374-1510.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The exhibits furnished with this report are listed in the Exhibit Index which immediately follows the signatures hereto, which Exhibit Index is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FARMERS AND MERCHANTS BANCSHARES, INC.

Dated: June 20, 2017	By:	/s/ James R. Bosley, Jr.
James R. Bosley, Jr.
President & CEO

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EXHIBIT INDEX

Exhibit	Description

99.1	News release dated June 20, 2017 (filed herewith)

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